UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	June 27, 2006
NexMed, Inc.
(Exact name of registrant as specified in its charter)
Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
89 Twin Rivers Drive, East Windsor, New Jersey		08520
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (609) 371-8123

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 27, 2006, the Company received a notice from Nasdaq indicating that the Company’s common stock would be delisted at the opening of business on July 7, 2006 unless the Company filed a hearing request with the Nasdaq Listing Qualifications panel before the end of business on July 5, 2006.

On May 25, 2006, Nasdaq notified the Company that the market value of its common stock had been below the minimum $50,000,000 required for continued inclusion set forth in Marketplace Rule 4450(b)(1)(A) for the previous 10 consecutive trading days. Therefore, in accordance with Marketplace Rule 4450(e)(4), the Company was provided 30 calendar days, or until June 26, 2006, to regain compliance with the Rule. The Company has not regained compliance with Rule 4450(e)(4). NexMed has filed a request for a hearing to appeal Nasdaq’s determination and its common stock will continue to trade on the Nasdaq National Market pending the final decision by Nasdaq. A hearing date has not yet been set.

If the Company’s appeal is unsuccessful, the Company intends to apply for listing on the Nasdaq Capital Market (Small Cap) which maintains a lower threshold for continued listing.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXMED, INC.

By: /s/ Vivian H. Liu
Name: Vivian H. Liu
Title: Executive Vice President

Date: June 30, 2006